HEATWURX, INC ANNOUNCES EXECUTION OF DEFINITIVE ASSET PURCHASE AGREEMENT WITH PROMET THERAPEUTICS, LLC

PASADENA, Calif., October 3, 2017 /PRNewswire/ -- Heatwurx, Inc. (HUWX) ("Heatwurx") today announced that it has signed an Asset Purchase Agreement (the “Acquisition”) with Promet Therapeutics, LLC ("Promet").

Promet is a clinical stage biotechnology company that develops drug products to improve the survival and/or quality of life for patients who have an unmet medical need or no alternative treatment.

David Young, Pharm.D., Ph.D., Promet CEO and former CSO and member of the Board of Directors of Questcor Pharmaceuticals, will be appointed CEO and interim CFO of HUWX.  The existing Promet Executive and Development teams will also be joining HUWX.  The Promet team includes seasoned professionals who have worked closely with Dr. Young at Questcor and other companies and have had over 30 FDA approvals.

Upon completion of the Acquisition, Heatwurx will have approximately 246,907,902 shares issued and outstanding of which Promet equity holders would beneficially own 90% of the combined company on a fully diluted basis and Heatwurx shareholders would own the remaining 10% of the combined company on a fully diluted basis.  The stated percentage ownership is of the combined company before giving effect to any securities which may be issued in connection with proposed financing activities.

Closing is scheduled  for on or about October 5, 2017 subject to finalizing certain legal and tax matters.  After Closing (the "Closing") of the Acquisition, Heatwurx will be renamed, a new symbol will be obtained to reflect the name change and new business focus, and the common stock of the combined entities will continue to trade on otcmarkets.com.

The parties anticipate that in connection with the Acquisition, the shares of Heatwurx will be combined in a reverse split that may range from 1 new share for every existing 7 shares to 1 new share for every existing 10 shares.  After the reverse split but before giving effect to the Placement, Heatwurx stockholders as a group will continue to retain roughly 10% of Heatwurx as of the Closing.

David Young, CEO of Promet added, “We are excited to embark on this new adventure and to continue developing drug products for patients who have an unmet medical need.  We have a great team of experienced professionals who have already identified new drugs to treat two conditions where there are no approved treatments.”

Heatwurx CEO John McGrain added:

“Heatwurx has been searching for several years to find a suitable merger partner, with experienced top-notch management, that has the anticipated growth and potential value of Promet. We believe that our shareholders will be rewarded for their patience with their Heatwurx ownership.”

Boustead Securities, a FINRA registered broker-dealer assisting middle market private and public companies in all areas of capital markets formation, is acting as adviser to the parties in connection with the Acquisition.

This announcement is neither an offer to sell nor a solicitation to buy the foregoing securities, nor shall there be any offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The securities referenced in this release have not been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Act and applicable state laws.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, which are intended to be covered by the "safe harbor" created by those sections. All statements in this release that are not based on historical fact are "forward looking statements." These statements may be identified by words such as "estimates," "anticipates," "projects," "plans," "proposes" or "planned," "seeks," "may," "will," "expects," "intends," "believes," "should," "would," "could" and similar expressions or the negative versions thereof and which also may be identified by their context, such as references to "products under development". All statements that address operating performance or events or developments that Heatwurx expects or anticipates will occur in the future, such as closing of the Asset Purchase, raising additional private placement funds, are forward-looking statements. While management has based any forward looking statements included in this release on its current expectations, we will operate in a complex and changing domestic and international competitive environment where new and unanticipated risks may arise, and consequently the information on which such expectations were based, such as expectations of Heatwurx’s ability accurately to estimate expenses and cash utilization relating to the pre and post-acquisition operations, the ability to raise additional funds when necessary in the future; risks related to research and development activities; the projected size of the potential market for Promet's licensed and internally developed products; unexpected new data, safety and technical issues; regulatory and market developments impacting the pharmaceutical industry; competition; and market conditions, timing of planned and anticipated product deliveries or product introductions, may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements as a result of various factors. Following the Acquisition, should it be completed and closed, we expect to include more information from time to time on potential factors that could affect Heatwurx’s financial results in Heatwurx’s filings and reports with the Securities and Exchange Commission. We urge you to consider the substantial risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, whether as a result of new information, future events, or otherwise.